Exhibit 10.1

June 17, 2025

NuCana plc

3 Lochside Way

Edinburgh, EH12 9DT

United Kingdom

Attention: Hugh S. Griffith

Re: Letter Agreement

Ladies and Gentlemen:

Reference is made to (i) that certain Securities Purchase Agreement, dated as of May 5, 2025 (the “Purchase Agreement”), by and between NuCana plc (the “Company”) and the undersigned (each, an “Investor” and collectively, the “Investors”), pursuant to which the Company sold American Depositary Shares (“ADSs”), each ADS representing twenty-five ordinary shares, nominal value £0.0004 per share (the “Ordinary Shares”), Pre-Funded Warrants, Series A Warrants (as defined below) and Series B ADS Purchase Warrants, (ii) the Series A ADS Purchase Warrants issued pursuant to the Purchase Agreement by the Company to the Investors on May 7, 2025 (the “Series A Warrants”), and (iii) that certain at-the-market sales agreement (the “ATM Sales Agreement”), to be entered into by and among the Company and one or more sales agents, with respect to the offer and sale of ADSs from time to time pursuant to an F-3 registration statement filed by the Company (the “ATM Offering”). Capitalized terms used but not defined in this letter shall have the meanings ascribed to them in the Purchase Agreement.

Pursuant to Section 4.12(a)(ii) of the Purchase Agreement, the Company may not file any registration statement or amendment or supplement thereto (the “Registration Statement Restrictions”), subject to certain limited exceptions. In addition, the Company is subject to the restrictions set forth in Sections 4.12(a)(i) and 4.12(b) of the Purchase Agreement (the “Subsequent Equity Sale Restrictions”), subject to certain limited exceptions.

The Investors hereby waive:

(i)

the Registration Statement Restrictions with respect to the Company filing with the Securities and Exchange Commission (the “SEC”) (a) a registration statement on Form F-3 and/or any amendment to a registration statement on Form F-3 and (b) any prospectus, prospectus supplement or amendment thereto in connection with the ATM Offering and/or any amendment to a registration on Form F-3; and

(ii)

the Subsequent Equity Sale Restrictions with respect to (a) entry into the ATM Sales Agreement and any amendment thereto or side letter related thereto and (b) any sales of the Company’s ADSs pursuant to the ATM Offering; provided, however, that in the case of this clause (ii)(b) that the Company is subject to the ATM Sales Conditions (as defined below).

The “ATM Sales Conditions” mean that (i) the Company shall use commercially reasonable efforts to enter into the ATM Sales Agreement and make sales of its ADSs pursuant to the ATM Offering; and (ii) any applicable Warrant Cancellation Payments (as defined below) shall be paid to the Investors as set forth in the following paragraph.

On the third to last Business Day of each month during the term of this letter agreement, the Company shall provide a notice (the “Warrant Cancellation Notice”) to each Investor setting forth the (i) amount of Net Proceeds (as defined below) received by the Company since the date of the last Warrant Cancellation Notice (or, in the case of the first Warrant Cancellation Notice, since the date of this letter agreement), (ii) the amount of the Warrant Cancellation Payment (as defined below) payable to each Investor, and (iii) the number of Series A Warrants being cancelled in consideration for the Warrant Cancellation Payment, calculated as described in the paragraph below (the “Cancelled Warrant Shares”). The Warrant Cancellation Notice shall be sent to each Investor at the email address set forth in each Investor’s signature page to the Purchase Agreement. The Warrant Cancellation (as defined below) shall be effective at 5:00 pm EST on the first Business Day following delivery of the applicable Warrant Cancellation Notice, and, as of such date and time, the Investors may no longer exercise the Series A Warrants identified as cancelled in such Warrant Cancellation Notice. For the avoidance of doubt, if the amount of Net Proceeds reported in any Warrant Cancellation Notice is zero (0), then the Warrant Cancellation Payment and the number of Cancelled Warrant Shares shall also each be zero (0).

Within three Business Days after the date of delivery of the Warrant Cancellation Notice, the Company shall pay the Warrant Cancellation Payment to each Investor pursuant to the wire instructions set forth on each Investor’s signature page to this letter agreement. For each Warrant Cancellation Notice, “Warrant Cancellation Payment” means an amount equal to 70% of the Net Proceeds specified in such Warrant Cancellation Notice (such that the Company retains 30% of the Net Proceeds specified in any Warrant Cancellation Notice), divided between each Investor on a pro rata basis based on such Investor’s initial purchase of Series A Warrants, with the number of Cancelled Warrant Shares for each Warrant Cancellation Notice determined by dividing each Investor’s pro rata Warrant Cancellation Payment by $0.06 (provided, however, that in the event that the applicable Warrant Cancellation Payment to any Investor exceeds the remaining number of outstanding Series A Warrants held by such Investor, then such Investor’s Warrant Cancellation Payment shall be reduced so that it does not exceed $0.06 multiped by the Cancelled Warrant Shares underlying such Investors remaining outstanding Series A Warrants). In consideration of each Warrant Cancellation Payment, the Series A Warrants identified as cancelled in the applicable Warrant Cancellation Notice shall be cancelled by the Company (each such cancellation, a “Warrant Cancellation”) and shall no longer remain outstanding. “Net Proceeds” means the gross proceeds from the sales of the ADSs pursuant to the ATM Offering, less the commissions payable to the placement agent(s) for the ATM Offering, the reimbursement of expenses payable to the placement agent(s), and the Company’s expenses (including its legal counsel and auditors) related to the ATM Offering.

In connection with the foregoing, each Investor represents and warrants to the Company that the Investor (a) is the sole owner of, and has good and lawful title to, the Series A Warrants free of any lien or encumbrance, except for restrictive legends relating to compliance with the Securities Act and (b) has all requisite authority to enter into this agreement and perform its obligations hereunder, including without limitation with respect to any Warrant Cancellation. Each Investor further acknowledges and agrees that (a) the Series A Warrants may not be sold, transferred, pledged or assigned unless, in addition to the other procedures set forth in the Series A Warrants, the recipient of the Series A Warrants agrees in writing to be subject all of the terms and conditions of this letter agreement as if it were an original party hereto and (b) this letter agreement and the terms and conditions thereof may be disclosed by the Company in its filings with the SEC.

This letter agreement and all covenants and obligations hereunder shall terminate upon the earlier of (i) such date that no Series A Warrants remain outstanding (whether as a result of the Series A Warrants having been exercised or cancelled, or any combination thereof) and (ii) December 31, 2025. All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

The parties hereto acknowledge and agree that, except for the waivers, consents and agreements set forth above, the surviving obligations under the Series A Warrants and the Purchase Agreement remain unmodified and in full force and effect.

[Signature Pages Follow]

Very truly yours,

[•]

By:
Name:
Title:

Wire Instructions:

[•]

SIGNATURE PAGE TO LETTER AGREEMENT

Acknowledged and accepted:

NUCANA PLC

By:
Name:
Title:

SIGNATURE PAGE TO LETTER AGREEMENT